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                          CREDIT AND SECURITY AGREEMENT


THIS CREDIT AND SECURITY AGREEMENT (the "Agreement") is made as of this 15th day of July, 1998, by and between MHM Services, Inc., MHM Correctional Services, Inc., MHM Extended Care Services, Inc., MHM of Colorado, Inc., Oakview Limited Partnership, and Columbia Health Associates Limited Partnership, on the one hand (referred to collectively hereafter as "Borrowers" and singly as a "Borrower") and Michael S. Pinkert, on the other hand ("Guarantor").

                                    RECITALS

        WHEREAS, MHM Services, Inc., Oakview Limited Partnership, and Columbia Health Associates Limited Partnership are judgment debtors (collectively, the "Judgment Debtors") pursuant to a judgment in the amount of $11,783,423.31 entered by the New Jersey Superior Court (Civil Action No. CAM-L-004026-97) on April 17, 1998 in favor of MEDIQ Inc., and

         WHEREAS, MEDIQ Inc. had indicated a willingness to accept in satisfaction of the judgment and in settlement of the underlying dispute the sum of $3 million (the "Settlement"), and

         WHEREAS, the Judgment Debtors wish to accept the Settlement, if still available, and

         WHEREAS, the Judgment Debtors do not have adequate liquid financial resources of their own to fund the Settlement, and

         WHEREAS, HCFP Funding II, Inc. ("HCFP") has offered to loan Borrower the sum of $2 million to be used as partial funding of the settlement (the "Secured Bridge Loan", which will be evidenced by a Secured Bridge Note issued by Borrowers to HCFP, (the "Secured Bridge Note")), conditioned upon $800,000 of such borrowing being guaranteed by Guarantor (the "Guarantee"), which obligation of Guarantor will be secured by a bank letter of credit obtained by Guarantor in favor of HCFP (the "Letter of Credit"),

         WHEREAS, Guarantor is willing to provide the Guarantee on the terms set forth herein,

         WHEREAS, the parties wish to define the terms and conditions on which Guarantor will extend the Guarantee, and to reduce their agreement to writing,



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         NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement, and for other consideration the receipt and sufficiency is hereby acknowledged, the parties agree as follows:

                                    ARTICLE I
                                    GUARANTEE

         Section 1. Subject to the terms and conditions of this Agreement, Guarantor will execute his personal guarantee to HCFP (subject to a maximum liability of $800,000) for the repayment by Borrowers when due of the sum of $2 million to be loaned to Borrower by HCFP. The Guarantee shall be in such form as is satisfactory to Guarantor in his sole and absolute discretion.

         Section 1.2. Note. Upon issuance of the Guarantee, Borrowers shall execute and deliver to Guarantor a promissory note (the "Note") evidencing, for each of the Borrowers, an unconditional obligation to repay Guarantor any and all payments made by Guarantor made pursuant to Guarantor's obligations under the Guarantee, or under the Letter of Credit, together with all fees, expenses, interest, and other payments of any kind whatsoever to which Guarantor is entitled under this Agreement (collectively, all of the foregoing being hereinafter referred to as "Guarantee Payments"). The Note shall bear interest on outstanding obligations thereunder at the rate of interest in effect under the Secured Bridge Loan at the time of HCFP's first demand for payment under the Letter of Credit and shall be in the form attached hereto as Attachment A.

         Section 1.3. Term. All Guarantee Payments shall immediately become due and owing to Guarantor by Borrowers.

         Section 1.4. Prepayments. The net proceeds to any Borrower from any of the following transactions shall be paid over immediately to HCFP in reduction of the amount of borrowings subject to the Guarantee: (1) any amounts required to be made as prepayments to HCFP pursuant to the Secured Bridge Loan; (2) sale by any Borrower of any assets if such sale is at a price of more than $1,500.00;
(3) receipt by any Borrower of any other funds not in the ordinary course of business; (4) funds received by any Borrower in connection with the sale or any other transaction related to the ownership of any portion of the businesses currently operated by any Borrower.

         Section 1.5. Fees. MHM Services, Inc. hereby agrees to pay to Guarantor upon execution of this Agreement as consideration for the Guarantee a warrant in the form attached hereto as Attachment B, giving Guarantor the right to purchase up to 145,000 shares of common stock of MHM Services, Inc. at a


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price of $0.50 a share.

         Section 1.6. Expense Reimbursement. Borrowers unconditionally and jointly and severally agree to reimburse Guarantor for any and all out-of-pocket expenses incurred by Guarantor in connection with the transaction which is the subject of this Agreement. Such reimbursable expenses include, but are not limited to, fees for legal or other professional services, bank fees or expenses, appraisal and audit expenses, letter of credit fees, and all other fees, charges, and expenses of any kind.

         Section 1.7 Need for Guarantor Consent. Borrowers agree that none of them will consent to or enter into any modification or amendment of the Secured Bridge Loan or seek any waiver in connection therewith, without the prior written consent of Guarantor. Borrowers will give Guarantor prompt written notice of any default or any other notice in connection with the Secured Bridge Loan received or sent by any Borrower or on its behalf, together with a complete copy of such notice.

                                   ARTICLE II

                             COLLATERAL AND REMEDIES

         Section 2. As security for Borrowers' obligations under the Agreement, including the obligation to repay to Guarantor any Guarantee Payments, each Borrower hereby grants to Guarantor a lien and security interest in all of the "Collateral" defined and described in Attachment C (which is the same Collateral described in Section 7 of the Secured Bridge Note, excluding Purchase Note 1, Purchase Note 2, and the Glass Deed of Trust). Such lien and security interest shall be of the first priority, superior to all other liens, security interests, claims, or interests whatsoever, save only such liens and security interests granted to HCFP previously or under the Secured Bridge Note. Upon the request of the Guarantor, each of the Borrowers will execute and deliver any and all documents, agreements, instruments, and other writings necessary or appropriate to create and perfect the security interests created hereby. With respect to the Collateral, Guarantor shall have all of the rights, options and remedies granted to HCFP under the Secured Bridge Note, subject only to such restrictions on the exercise of such rights, options and remedies by Guarantor as are stated in the Guarantee. Each of the Borrowers further agrees that, in the event of any Guarantee Payment, the Guarantor shall be entitled, upon satisfaction of the Borrowers' obligations to HCFP under the Secured Bridge Note, to be subrogated to all rights of HCFP against Borrowers and to all collateral security or guarantees or rights of offset held by HCFP for the payment and performance of Borrowers' obligations under the Secured Bridge Note.


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                                   ARTICLE III
                                   ASSIGNMENT

         Section 3. Guarantor may sell, assign, transfer, or participate any of its rights and obligations under this Agreement to any entity, of which Michael
S. Pinkert may or may not be an owner, which entity shall agree to discharge the obligations of Guarantor hereunder and which is acceptable to HCFP as a substitute guarantor. Such assignment and the acceptance by HCFP shall be in writing, and the assignee shall have executed a written undertaking to perform the obligations of Guarantor under this Agreement as though an original party hereto. In such event, Michael S. Pinkert shall be discharged from his original Guarantee upon assignee issuing a replacement guarantee, and the term "Guarantor" as used in this Agreement shall be understood as referring to such assignee.

                                   ARTICLE IV

                           INDEMNIFICATION AND RELEASE

         Section 4.1 Borrower acknowledges that Guarantor has undertaken the obligations set out in this Agreement as an accommodation to Borrower, and at considerable personal financial risk to Guarantor. Accordingly, and in further consideration of the agreements of Guarantor herein, Borrower agrees to indemnify and hold harmless Guarantor from any and all loss, expenses, costs, claims, demands, and liabilities of any kind (including attorney's fees) in any way arising from or related to this Agreement or the performance or nonperformance of the undertakings set forth herein, it being the intent of the parties that Guarantor bear no cost, incur no unreimbursed expense, undertake no liability by reason of his agreement as set forth herein. The indemnification granted hereby shall survive both payment in full of all obligations hereunder and termination of this Agreement.

         Section 4.2. Release of Guarantor. Borrower releases Guarantor from any claims for loss or damage resulting from Guarantor's acts, omissions, or conduct of any kind, unless caused by Guarantor's recklessness, gross negligence, or willful misconduct.


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                                    ARTICLE V

                                  MISCELLANEOUS

         Section 5.1. Conditions Precedent. Guarantor's obligation to issue the Guarantee shall be subject to approval and ratification of this Agreement by the Board of Directors of each Borrower (or, if the Borrower is a limited partnership, the Board of Directors of the general partner of such partnership).

         Section 5.2. No Other Borrowings. Without the written consent of Guarantor, granted or withheld in his sole discretion, the Borrowers covenant and agree that no Borrower will create, incur, assume or suffer to exist any indebtedness, or any mortgages, liens, pledges, or encumbrances on its property except: (a) indebtedness to HCFP for: (i) the $2 million loan subject to the Guarantee, and (ii) the line of credit previously extended to Borrower pursuant to the loan agreement of March 11, 1997 between MHM Extended Care Services and HCFP; (b) the line of credit for up to $500,000 previously arranged with NationsBank; and (c) accounts payable to trade creditors and current operating expenses which are not aged more than one hundred twenty (120) days from the billing date or more than thirty (30) days from the due date, in each case incurred in the ordinary course of business and paid within such time period, unless the same are being contested in good faith and by appropriate and lawful proceedings. Borrower will not make prepayments on any existing or future indebtedness other than on amounts subject to the Guarantee.

         Section 5.3. Entire Agreement: Amendments. This Agreement constitutes the full and entire understanding and agreement among the parties with regard to the subject matter and supersede all prior written or oral agreements, understandings, representations and warranties made with respect thereto. No amendment, supplement or modification of this Agreement nor any waiver of any provision thereof shall be made except in writing executed by the party against whom enforcement is sought.

         Section 5.4. No Waiver; Cumulative Rights. No waiver by any party hereto of any one or more defaults by the other party in the performance of any of the provisions of this Agreement shall operate or be construed as a waiver of any future default or defaults, whether of a like or different nature. No failure or delay on the part of any party in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to

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any party hereto at law, in equity or otherwise.

         Section 5.5. Notices. Any notice or other communication required or permitted hereunder shall be in writing and personally delivered, mailed by registered or certified mail (return receipt requested and postage prepaid), sent by telecopier (with a confirming copy sent by regular mail), or sent by prepaid overnight courier service, and addressed to the relevant party at its address set forth below, or at such other address as such party may, by written notice, designate as its address for purposes of notice hereunder:

         (a) If to Guarantor, at:

         Michael S. Pinkert
         705 Potomac Knolls Drive
         McLean, Virginia 22102
         Telephone:   (703) 734-0331
         Telecopier:  (703) 734-0198

         (b) If to Borrower, at:

         MHM Services, Inc.
         8000 Towers Crescent Drive
         Suite 810
         Vienna, Virginia 22182
         Attn:   Mr. Darren Brady
         Telephone:   (703) 749-4651
         Telecopier:  (703) 749-4604

         (c) If to HCFP, at:


         HCFP Funding, Inc.
         2 Wisconsin Circle, Suite 320
         Chevy Chase, Maryland 20815
         Attn: John K. Delaney, President
         Telephone:  (301) 961-1640
         Telecopier: (301) 664-9860

         If mailed, notice shall be deemed to be given five (5) days after being sent. If sent by personal delivery or telecopier, notice shall be deemed to be given when delivered, and if sent by prepaid courier, notice shall be deemed to be on the next Business Day following deposit with the courier.

         Section 5.6. Severability.  If any term, covenant or condition of this


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Agreement, or the application of such term, covenant or condition to any party or circumstance shall be found by a court of competent jurisdiction to be, to any extent, invalid or unenforceable, the remainder of this Agreement and the application of such term, covenant, or condition to parties or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term, covenant or condition shall be valid and enforced to the fullest extent permitted by law. Upon determination that any such term is invalid, illegal or unenforceable, the parties hereto shall amend this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner.

         Section 5.7. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute but one instrument.

         Section 5.8. Interpretation. No provision of this Agreement shall be interpreted or construed against any party because that party or its legal representative drafted that provision. The titles of the paragraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement. Any pronoun used in this Agreement shall be deemed to include singular and plural and masculine, feminine and neuter gender as the case may be. The words "herein," "hereof," and "hereunder" shall be deemed to refer to this entire Agreement, except as the context otherwise requires.

         Section 5.9. Survival of Terms. All covenants, agreements, representations and warranties made in this Agreement and in any certificates and other instruments delivered in connection therewith shall be considered to have been relied upon by Guarantor and shall survive the issuance by Guarantor of the Guarantees herein contemplated and the execution and delivery to Guarantor of the Note, and shall continue in full force and effect until all liabilities and obligations of Borrower to Guarantor are satisfied in full.

         Section 5.10. Time. Whenever Borrower is required to make any payment or perform any act on a Saturday, Sunday, or a legal holiday under the laws of the Commonwealth of Virginia (or other jurisdiction where Borrower is required to make the payment or perform the act), the payment may be made or the act performed on the next Business Day. Time is of the essence in Borrower's performance under this Agreement.

         Section 5.11. Third Parties. No rights are intended to be created hereunder for the benefit of any third party donee, creditor, or incidental beneficiary of Borrower, other than HCFP.


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         Section 5.12. Discharge of Borrower's Obligations. Guarantor, in his
sole discretion, shall have the right at any time, and from time to time, without prior notice to Borrower if Borrower fails to do so, to: (a) obtain insurance covering any of the Collateral as required hereunder; (b) pay for the performance of any of Borrower's obligations hereunder; (c) discharge taxes, liens, security interests, or other encumbrances at any time levied or placed on any of the Collateral in violation of this Agreement unless Borrower is in good faith with due diligence by appropriate proceedings contesting those items; and
(d) pay for the maintenance and preservation of any of the Collateral. Expenses and advances shall be added to the amounts to be repaid Guarantor, until reimbursed to Guarantor and shall be secured by the Collateral. Such payments and advances by Guarantor shall not be construed as a waiver by Guarantor of an Event of Default.

         Section 5.13. Choice of Law; Consent to Jurisdiction. This agreement and the note shall be governed by, and construed in accordance with, the laws of the Commonwealth of Virginia, without regard to any otherwise applicable principles of conflicts of laws. If any action arising out of this agreement or the note is commenced by guarantor in the Commonwealth of Virginia or federal court located in the Commonwealth of Virginia, borrower hereby consents to the jurisdiction of any such court in any such action and to the laying of venue in the Commonwealth of Virginia. Any process in any such action shall be duly served if mailed by registered mail, postage prepaid, to the borrower at its address described in section 6.5 hereof.


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          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above.

                                                BORROWER:

   ATTEST:                                      MHM SERVICES, INC.


   By:                                          By:            [SIG]
       ---------------------------------            ----------------------------
   Name:                                        Name:
   Title:                                       Title: Vice President

   ATTEST:                                      MHM CORRECTIONAL SERVICES,
                                                INC.


   By:                                          By:             [SIG]
       ---------------------------------            ----------------------------
   Name:                                        Name:
   Title:                                       Title: Asst. Secy.


   ATTEST:                                      MHM OF COLORADO, INC.


   By:                                          By:             [SIG]
       ---------------------------------            ----------------------------
   Name:                                        Name:
   Title:                                       Title: Asst. Secy.


   ATTEST:                                      MHM EXTENDED CARE SERVICES,
                                                INC.


   By:                                          By:              [SIG]
       ---------------------------------            ----------------------------
   Name:                                        Name:
   Title:                                       Title: Asst. Secy.


   ATTEST:                                      OAKVIEW LIMITED PARTNERSHIP

                                                By:  MHM Services, Inc.,
                                                     Its General Partner


   By:                                          By:              [SIG]
       ---------------------------------            ----------------------------
   Name:                                        Name:
   Title:                                       Title: Vice President



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ATTEST:                                            COLUMBIA HEALTH ASSOCIATES
                                                   LIMITED PARTNERSHIP
                                                   By:  MHM Services, Inc.,
                                                        Its General Partner



   By:                                          By:          [SIG]
       ---------------------------------            ----------------------------
   Name:                                        Name:
   Title:                                       Title: Vice-President




ATTEST:                                         GUARANTOR:



   By:                                                        [SIG]
       ---------------------------------            ----------------------------
   Name:                                                 Michael S. Pinkert
   Title:



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